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                                                                    EXHIBIT 10.5

                        [AHL SERVICES, INC. LETTERHEAD]

May 23, 1997

Mr. Ernest Patterson
Hargene House
Hillside Road
Penn
Bucks HP108JJ


Dear Ernie:

Frank and I are most pleased to confirm to you our offer to join AHL Services, Inc. as Managing Director, The ADI Group. We are convinced your contributions will be substantial over the long term and we look forward to a mutually rewarding association.

The purpose of this letter is to summarize the financial aspects of our offer:

1.      Base Compensation
        -----------------
        Total base compensation will be 190,000 British Pounds. This amount covers salary, pension contribution, private health insurance and car allowance. The total amount may be allocated by you, subject to our final approval, in any combination of these elements that is best for you personal situation.

2.      Annual Bonus
        ------------
        An annual incentive bonus will have a target of 50% of base salary, based upon company performance and personal performance. Bonus awards are at the discretion of the Compensation Committee of the Board of Directors.

3.      Stock Option Award
        ------------------
        We will provide a Stock Option Grant for 150,000 shares of AHL Services, Inc. This grant is for a ten year period and will vest over four years at the rate of 25% per year.




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4.      Termination

        If you are terminated without cause, you will be provided a severance allowance equal to twelve months salary.

5.      "Non-Compete" Agreement

        As a condition of Employment, we require you to execute our standard Confidentiality, Non-Competion Agreement.

6.      Holiday

        As agreed, we will provide 4 weeks paid Holiday per year.

Frank and I enthusiastically look forward to your joining our organization. We have the opportunity to build a great company and have some fun doing it.

If these terms are acceptable to you, please sign and return to me a duplicate original.


Sincerely,


/s/ Edwin R. Mellett
Edwin R. Mellett





Accepted and Agreed to this ___ day of May, 1997.



/s/ Ernest Patterson
------------------------
Ernest Patterson